UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

JDS UNIPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1768 Automation Parkway, San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2005, the Compensation Committee of the Board of Directors of JDS Uniphase Corporation (the “Company”) approved an amendment to the Amended and Restated 1998 Employee Stock Purchase Plan (the “ESPP”). The ESPP was amended and restated, effective February 1, 2006, to include the following changes: (i) reduce the maximum length of a purchase period to 6 months and (ii) modify the purchase price per share such that the purchase price per share shall be the lesser of (a) 95% of the fair market value of a share of Stock (as defined in the ESPP) on the date on which the purchase right is granted or (b) 95 % of the fair market value of a share of Stock on the date the purchase right is exercised. A copy of amended and restated ESPP is attached hereto as Exhibit 10.3.

Item 2.02. Results of Operations and Financial Condition.

On November 9, 2005 the Company reported its results for its first quarter ended September 30, 2005 of its fiscal year 2006. The Company discussed these results and other related matters on November 9, 2005 in a live webcast. A copy of the transcript of such webcast is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 2.05. Costs associated with Exit or Disposal Activities.

On November 8, 2005, the Company took steps to commit itself to the further consolidation of its manufacturing operations and the transfer of such operations to other Company facilities and to the facilities of its contract manufacturing partners. Specifically, the Company announced the closure of its Rochester, Minnesota facility, the transition of products manufactured at our Ottawa site to contract manufacturers and an additional phase of consolidation at our Santa Rosa facility.

The Company expects that these transitions will be completed by the end of calendar year 2006 and expects that the announced activities will result in the reduction of headcount by over 500 employees. These steps to consolidate and transfer the Company’s manufacturing operations are part of the Company’s business strategy to achieve profitability and increase corporate agility by reducing cost structure and complexity.

Paragraph (c) of Item 2.05 of Form 8-K requires the disclosure of the Company’s estimate of the total amount or range of amounts expected to be incurred in connection with disclosed exit or disposal activities. At this time the Company does not expect the restructuring and non-recurring charges associated with consolidation and transfer activities to exceed twenty million dollars ($20,000,000).

The Company has determined that at the time of this filing, it is unable in good faith to make a determination of the estimates required by paragraphs (b) and (d) of Item 2.05 of Form 8-K. The Company will file an amended report on Form 8-K within four business days of making such estimates.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.3	Amended and Restated 1998 Employee Stock Purchase Plan (Amended and Restated as of November 10, 2005)

99.1	Transcript of Webcast held on November 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2005	JDS UNIPHASE CORPORATION

	By:	/s/ CHRISTOPHER S. DEWEES
	Name:	Christopher S. Dewees
	Title:	Senior Vice President and General Counsel